BY-LAWS OF

ATI NATIONWIDE HOLDING CORP.

A Florida Corporation

THESE BYLAWS SUPERSEDE ANY AND ALL PRIOR BYLAWS OF THE CORPORATION, AND TO THE EXTENT A CONFLICT ARISES, THESE BYLAWS GOVERN THE CONFLICT.

ARTICLE I - OFFICES

1.01 REGISTERED OFFICE AND AGENT. The registered office of ATI Nationwide Holding Corp. (the “Corporation”) in the State of Florida shall be located in the City and State designated in the Articles of Incorporation.

1.02 OTHER OFFICES. The Corporation may also maintain offices at such other places within or outside the State of Florida as the Board of Directors may, from time to time, determine.

ARTICLE II - SHAREHOLDERS

2.01 PLACE OF MEETINGS. Meetings of shareholders shall be held at the time and place, within or without the State of Florida, stated in a notice of meeting or in a waiver of notice.

2.02 ANNUAL MEETINGS. An annual meeting of the shareholders shall be held each year on a day during a month to be selected by the Board of Directors and transact such other business as may properly be brought before the meeting.

2.03 SPECIAL MEETINGS. Special meetings of the shareholders shall be held when called by the Board of Directors, or when called by a notice in writing to the shareholders, by the holders of not less than one-third of all the shares entitled to vote at such meetings.

2.04 VOTING LIST. The Secretary shall prepare a complete list of the shareholders entitled to vote at each meeting, and such list shall be arranged in alphabetical order and shall reflect the address and the number of shares held by each shareholder. Any shareholder shall be entitled to inspect the list at any time during normal business hours.

2.05 NOTICE. With regard to special meetings called by the shareholders under Section 2.03, written notice setting forth the time and place of the meeting and stating the purposes for which the meeting is called shall be mailed or delivered not less than five nor more than thirty days before the meeting to each shareholder of record entitled to vote at the meeting. Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice either before or after the meeting. The attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a shareholder states, at the beginning of the meeting, an objection to the transaction of business because the meeting is not properly called or convened.

2.06 FIXING RECORD DATE. The Board of Directors may fix in advance a date as the record date for any determination of shareholders, said date to be not more than sixty days and, in the case of a meeting of shareholders, not less than five days prior to the date on which the particular action requiring such determination is to be taken.

If no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or delivered or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for said determination.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

2.07 SHAREHOLDER QUORUM AND VOTING. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specific item of business is required to be voted on, a majority of the shares entitled to vote on that item shall constitute a quorum for the transaction of such business by the shareholders.

After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or an adjournment thereof.

If a quorum is present, the affirmative vote of a majority of the shares entitled to vote on the subject matter thereof shall constitute the act of the shareholders.

2.08 VOTING OF SHARES. Each outstanding share, entitled to vote under these Bylaws, the Articles of Incorporation, or otherwise provided by law, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder. Treasury shares shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

At each election of Directors, every shareholder of record, entitled to vote under these Bylaws, the Articles of Incorporation, or otherwise provided by law, shall have the right to vote, in person or by proxy, the number of shares owned by him or her for each Director's position for whose election the shareholder has a right to vote. There will be no cumulative voting for the election of Directors.

2.09 PROXIES. Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent without a meeting, may authorize another shareholder to act as proxy. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the shareholder. If it is determined that the telegram, cablegram or other electronic transmission is valid, the persons appointed by the Corporation to count the votes of shareholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied. No proxy shall be valid after the expiration of six months from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

Every proxy must be dated and signed by the shareholder, and no proxy shall be valid after the expiration of eleven months from the date thereof. Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest.

If a proxy for the same shares confers authority upon two or more shareholders and does not otherwise provide, a majority of them present at a meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy, but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

2.10 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted by law, these Bylaws, or the Articles of Incorporation to be taken at an annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE III - DIRECTORS

3.01 NUMBER, TERM, ELECTION, AND QUALIFICATIONS.

(a)                The first Board of Directors and all subsequent Boards of the Corporation shall consist of, not less than 1 nor more than 9, unless and until otherwise determined by vote of a majority of the entire Board of Directors. The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation. A Director need not be a shareholder of the Corporation unless the Certificate of Incorporation of the Corporation or these Bylaws so require.

(b)                Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation shall be elected at the first annual shareholders' meeting and at each annual meeting thereafter, unless their terms are staggered in the Articles of Incorporation of the Corporation or these Bylaws, by a plurality of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c)                The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors. Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders nest succeeding his election, unless their terms are staggered in the Articles of Incorporation of the Corporation (so long as at least one-fourth in number of the are elected at each annual shareholders' meeting) or these Bylaws, or until his prior death, resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation.

(d)                All Directors of the Corporation shall have equal voting power unless the Articles of Incorporation of the Corporation provide that the voting power of individual Directors or classes of Directors are greater than or less than that of any other individual Directors or classes of Directors, and the different voting powers may be stated in the Articles of Incorporation or may be dependent upon any fact or event that may be ascertained outside the Articles of Incorporation if the manner in which the fact or event may operate on those voting powers is stated in the Articles of Incorporation. If the Articles of Incorporation provide that any Directors have voting power greater than or less than other Directors of the Corporation, every reference in these Bylaws to a majority or a proportion of Directors shall be deemed to refer to majority or other proportion of the voting power of all the Directors or classes of Directors, as may be required by the Articles of Incorporation.

3.02 DUTIES AND POWERS. The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except such as those stated under Florida state law, are in the Articles of Incorporation or by these Bylaws, expressly conferred upon or reserved to the shareholders or any other person or persons named therein.

3.03 REMOVAL OF DIRECTORS. Unless otherwise provided for by the Articles of Incorporation, one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose, unless the Articles of Incorporation provide that Directors may only be removed for cause, provided however, such Director shall not be removed if the Corporation states in its Articles of Incorporation that its Directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her. If a Director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that Director.

3.04 RESIGNATION. A Director may resign at any time by giving written notice of such resignation to the Corporation.

3.05 QUORUM AND VOTING.

(a)                At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof; shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or these Bylaws.

(b)                A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, whether or not a quorum exists. Notice of such adjourned meeting shall be given to Directors not present at time of the adjournment and, unless the time and place of the adjourned meting are announced at the time of the adjournment, to the other Directors who were present at the adjourned meeting.

3.06 TIME, NOTICE, AND CALLING OF REGULAR MEETINGS.

(a)                A regular meeting of the Board of Directors shall be held either within or without the State of Florida at such time and at such place as the Board shall fix.

(b)                No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these Bylaws with respect to special meetings, unless such notice shall be waived in the manner set forth in these Bylaws.

(c)                Notice of a regular meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, an objection to the transaction of business because the meeting is not properly called or convened.

3.07 TIME, NOTICE, AND CALLING OF SPECIAL MEETINGS.

(a)                Special meetings of the Board of Directors shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b)                Except as otherwise required statute, written notice of special meetings shall be mailed directly to each Director, addressed to him at his residence or usual place of business, or delivered orally, with sufficient time for the convenient assembly of Directors thereat, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mails, so addressed, with postage prepaid. A notice, or waiver of notice, except as required by these Bylaws, need not specify the business to be transacted at or the purpose or purposes of the meeting.

(c)                Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

3.08 CHAIRPERSON. The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board of Directors. If there shall be no Chairperson, or he or she shall be absent, then the President shall preside, and in his absence, any other director chosen by the Board of Directors shall preside.

3.09 MANNER OF ACTING.

(a)                At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b)                Except as otherwise provided by law, by the Articles of Incorporation, or these bylaws, action approved by a majority of the votes of the Directors present at any meeting or any committee thereof, at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

(c)                Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes.

(d)                Where appropriate communications facilities are reasonably available, any or all directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

3.10 VACANCIES.

(a)                Unless otherwise provided for by the Articles of Incorporation of the Corporation, any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal or inability to act of any director, or other cause, shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose except whenever the shareholders of any class or classes or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation of the Corporation, vacancies and newly created directorships of such class or classes or series (a “Directorship” or “Directorships”) may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

(b)                Unless otherwise provided for by law, the Articles of Incorporation or these Bylaws, when one or more Directors shall resign from the board and such resignation is effective at a future date, a majority of the directors, then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

3.11 COMPENSATION. The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board.

3.12 COMMITTEES. Unless otherwise provided for by the Articles of Incorporation of the Corporation, the Board of Directors, may from time to time designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Unless the Articles of Incorporation or Bylaws state otherwise, the Board of Directors may appoint natural persons who are not Directors to serve on such committees authorized herein. Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Certificate of Incorporation of the Corporation or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

3.13 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Directors of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken and signed by all the Directors, is filed with the minutes of the proceedings of the Board. Such consent shall have the same effect as a unanimous vote at a meeting.

3.14 TELEPHONE MEETINGS. The Directors may participate in, and hold meetings by means of, conference telephone or similar communications equipment such that all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a Director participates for the express purpose of objecting to the transaction of any business on the ground that the meeting is not properly called or convened.

ARTICLE IV - OFFICERS

4.01 NUMBER, TERM, ELECTION, AND QUALIFICATIONS.

(a)                The Corporation's officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws. The officers of the Corporation shall consist of a president, secretary and treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable. Any officer may hold two or more offices in the Corporation.

(b)                The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c)                Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

4.02 RESIGNATIONS. Any officer may resign at any time by giving written notice of such resignation to the Corporation. Unless specified in the notice, such resignation shall take effect upon its acceptance by the Board.

4.03 REMOVAL. Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

4.04 VACANCIES. A vacancy, however caused, occurring in the Board and any newly created Directorships resulting from an increase in the authorized number of Directors may be filled by the Board of Directors.

4.05 DUTIES AND POWERS. The officers of the Corporation shall assume such responsibilities and exercise such authority as the Board of Directors may from time to time determine.

4.06 BONDS. The Corporation may require any or all of its officers or Agents to post a bond, or otherwise, to the Corporation for the faithful performance of their positions or duties.

4.07 COMPENSATION. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

ARTICLE V - ISSUANCE OF STOCK

5.01 CERTIFICATE OF STOCK.

(a)                The shares of the Corporation shall be represented by certificates or shall be uncertified shares.

(b)                The shares of the Corporation, will at a minimum, satisfy the requirements of § 607.0625(2)(a)-(c), Fla. Stat. (2016).

(c)                Certificated shares of the Corporation shall be signed, (either manually or by facsimile), by the officers or agents designated by the Corporation for such purposes, and shall; certify the number of shares owned by him in the Corporation. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lien of the actual signatures. If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. If any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

(d)                If the Corporation issues uncertificated shares as provided for in these Bylaws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

(e)                Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical

5.02 PAYMENT FOR SHARES.

(a)                Consideration for the issuance of shares of stock shall consist of money paid or property (tangible or intangible) actually received. It is understood that services shall not constitute payment for such shares.

(b)                The judgement of the Board of Directors as to the value of consideration hereunder shall be conclusive.

(c)                When the proper consideration has been received by the Corporation, the stock shall be deemed to have been duly issued and fully paid and non-assessable.

(d)                The consideration received for stock shall be allocated by the Board of Directors, in the manner prescribed by law, between stated capital and capital surplus.

5.03 FRACTIONS OF SHARES/SUBSCRIPTIONS. The Board of Directors may authorize the issuance of certificates or payment of money for fractions of a share, either represented by a certificate or uncertificated, which shall entitle the holder to exercise voting rights, receive dividends and participate in any assets of the Corporation in the event of liquidation, in proportion to the fractional holdings; or it may authorize the payment in case of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of subscription in registered or bearer form over the manual or facsimile signature of an officer or agent of the Corporation or its agent for that purpose, exchangeable as therein provided for full shares, but such subscription shall not entitle the holder to any rights of shareholder, except as therein provided. The subscription may contain provisions or conditions that the Corporation deems advisable. If a subscription ceases to be exchangeable for full share certificates, the shares that would otherwise have been issuable as provided on the subscription are deemed to be treasury shares unless the subscription contains other provisions for their disposition.

5.04 LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed if the owner:

(a)        So requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser;

(b)       Files with the Corporation a sufficient indemnity bond, and

(c)        Satisfies such other requirements, including evidence as may be imposed by the Corporation.

5.05 TRANSFERS OF SHARES.

(a)                Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

(b)                The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

5.06 RECORD DATE.

(a)                The Board of Directors may fix, in advance, which shall not be more than sixty days before the meeting or action requiring a determination of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for shareholders entitled to notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, or if notice is waived, at the close of business on the day before the day on which the meeting is held.

(b)                The Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted for shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights of shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.

(c)                A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE VI - DIVIDENDS

6.01 DIVIDENDS.

(a)                Dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

(b)                Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless: (i) so authorized by the Articles of Incorporation; (ii) a majority of the shareholders of the class or series to be issued approve the issue; or (iii) there are no outstanding shares of the class or series of shares that are authorized to be issued.

ARTICLE VII – AMENDMENTS

7.01 BY SHAREHOLDERS. All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these Bylaws may also be altered, amended or repealed by the Board of Directors.

7.02 BY DIRECTORS. The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation.

ARTICLE VIII – WAIVER OF NOTICE

8.01 WAIVER. Whenever any notice is required to be given by law, the Articles of Incorporation or these Bylaws, a written waiver signed by the person or persons entitled to such notice, whether before or after the meeting by any person, shall constitute a waiver of notice of such meeting.

ARTICLE IX – INTERESTED DIRECTORS

9.01 DIRECTOR CONFLICTS OF INTEREST. No contract or transaction shall be void or voidable if such contract or transaction is between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or Officers, are directors or officers, or have a financial interest, when such Director or Officer is present at or participates in the meeting of the Board, or the committee of the shareholders which authorizes the contract or transaction or his, her or their votes are counted for such purpose, if:

(a)                The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and are noted in the minutes of such meeting, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(b)                The material facts as to his, her or their relationship or relationships or interest or interests and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c)                The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the shareholders; or

(d)                The fact of the common Directorship, office or financial interest is not disclosed or known to the Director or Officer at the time the transaction is brought before the Board of Directors of the Corporation for such action.

Such interested Directors may be counted when determining the presence of a quorum at the Board of Directors' or committee meeting authorizing the contract or transaction.

ARTICLE X – INDEMNIFICATION AND INSURANCE

This Article X is subject to any restrictions under the rules promulgated by the United States Securities and Exchange Commission (the “SEC”) regarding indemnification of directors and officers of public companies, and applicable insurance associated with such indemnification, and subject to any and all limitations under laws of the State of Florida, more specifically, Section 607.0850 of the Florida Business Corporation Act.

10.1 DEFINITIONS UNDER THIS ARTICLE X. An “Indemnitee” means (i) any present or former director, advisory director or officer of the Corporation, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Corporation’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof.

“Official Capacity” means (i) when used with respect to a director, the office of director of the Corporation, and (ii) when used with respect to a person other than a director, the elective or appointive office of the Corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

10.2 INDEMNIFICATION. Subject to any limitations set by the SEC, the Corporation shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 10.1, if it is determined in accordance with Section 10.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Corporation’s best interests and, in all other cases, that his conduct was at least not opposed to the Corporation’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation. Except as provided in the immediately preceding proviso to the first sentence of this Section 10.2, no indemnification shall be made under this Section 10.2 in respect of any Proceeding in which such Indemnitee shall have been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s Official Capacity, or (b) found liable to the Corporation. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 10.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

10.3 SUCCESSFUL DEFENSE. Without limitation of Section 10.2 and in addition to the indemnification provided for in Section 10.2, the Corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 10.1, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

10.4 DETERMINATIONS. Any indemnification under Section 10.2 (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all directors (in which designated directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 10.4 or, if the requisite quorum of all of the directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the directors (in which directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 10.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

10.5 ADVANCEMENT OF EXPENSES. Reasonable expenses (including court costs and attorneys’ fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 10.4, after receipt by the Corporation of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Corporation may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

10.6 Employee Benefit Plans. For purposes of this Article, the Corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

10.7 Other Indemnification and Insurance. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Articles of Incorporation, any law, agreement or vote of shareholders or disinterested directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, (c) inure to the benefit of the heirs, executors and administrators of such a person and (d) not be required if and to the extent that the person otherwise entitled to payment of such amounts hereunder has actually received payment therefor under any insurance policy, contract or otherwise.

10.8 Notice. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article shall be reported in writing to the shareholders of the Corporation with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

10.9 Construction. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, laws of the State of Florida, or rules of the SEC, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such applicable laws or rules, the applicable laws and rules shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

10.10 Continuing Offer, Reliance, etc. The provisions of this Article (a) are for the benefit of, and may be enforced by, each Indemnitee of the Corporation, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Corporation, by its adoption of these Bylaws, (a) acknowledges and agrees that each Indemnitee of the Corporation has relied upon and will continue to rely upon the provisions of this Article in becoming, and serving in any of the capacities referred to in Section 10.1 of this Article, (b) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (c) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article in accordance with its terms by any act or failure to act on the part of the Corporation.

10.11 Effect of Amendment. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such Indemnitees, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE XI - GENERAL PROVISIONS

11.01 FISCAL YEAR. The fiscal year of the Corporation shall be fixed, and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

11.02 CORPORATE SEAL. The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

11.03 BOOKS AND RECORDS. The Corporation shall maintain at its registered office correct and complete books and records of account and shall keep minutes of the proceedings of, and a record of all formal action taken by, its shareholders and Board of Directors and committees, if any. All such books, records and minutes shall be subject to inspection by any shareholder of the Corporation during normal business hours.

11.04 ANNUAL REPORTS. The Corporation shall file annual reports necessary to satisfy the requirements of § 607.1622, Fla. Stat. (2016).

11.05 FINANCIAL INFORMATION. Not later than three months after the close of each fiscal year, the Corporation shall have a balance sheet prepared showing in reasonable detail its financial condition as of the end of the said fiscal year, and a profit and loss statement showing the results of the operation of the corporation during such year. The balance sheets and profit and loss statements shall be kept on file in the registered office of the Corporation for at least five years, and shall be subject to inspection during normal business hours by any shareholder.

11.06 CONSTRUCTION. Whenever in these Bylaws the context so requires, the singular shall include the plural, and conversely. If any portion of these Bylaws shall be found to be invalid or inoperative, then so far as reasonable and possible:

(a)                The remainder of the By-Laws shall be considered valid and operative; and

(b)                Effect shall be given to the intent manifested by the portion held invalid or inoperative.

 DATED: FEBRUARY 9, 2017

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